As filed with the U.S. Securities and Exchange Commission on February 6, 2024

Registration No. 333-275379

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

AMENDMENT NO. 4

TO

FORM S-1

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

AMPHITRITE DIGITAL INCORPORATED

(Exact name of registrant as specified in its charter)

U.S. Virgin Islands	4400	66-1005420
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industry Classification Code Number)	(I.R.S. Employee Identification Number)

Amphitrite Digital Incorporated

6501 Red Hook Plaza, Suite 201-465

St. Thomas, Virgin Islands, U.S., 00802

340-386-5906

(Address, including zip code, and telephone with area code, of registrant’s principal executive offices)

Cogency Global Inc.
10 East 40th Street, 10th Floor
New York, New York 10016
212-947-7200

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Brenda Hamilton, Esq. Hamilton & Associates Law Group P.A. 200 East Palmetto Park R. Ste 103 Boca Raton, FL 33432 Telephone: (561) 416-8956 Fax: (561) 416-2855	Andrew M. Tucker, Esq. Nelson Mullins Riley & Scarborough LLP 101 Constitution Avenue, NW Washington, DC 20001 Telephone: (202) 689-2800	Alexander McClean, Esq. C. Christopher Murillo, Esq. Harter Secrest and Emery LLP 1600 Bausch & Lomb Place Rochester, NY 14604 Telephone: (585) 231-6500 Fax: (585) 232-2152

Approximate date of commencement of proposed sale to public: As soon as practicable after the effective date hereof.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large, accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

Amphitrite Digital Incorporated is filing this Amendment No. 4 to its registration statement on Form S-1 (File No. 333-275379) as an exhibit-only filing. Accordingly, this amendment consists only of the facing page, this explanatory note, Item 16(a) of Part II of the Registration Statement, the signature page to the Registration Statement and the filed exhibits. The remainder of the Registration Statement is unchanged and has therefore been omitted.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 16. Exhibits and Financial Statement Schedules

(a)	Exhibits

EXHIBIT INDEX

Exhibit No.	Description
1.1	Underwriting Agreement*
2.1	Stock Purchase Agreement, dated January 12, 2022, by and between Ham and Cheese Events LLC and Bruce Randall and Karen Randall.*
2.2	Stock Purchase Agreement, dated April 1, 2022, by and between the Company and Ham and Cheese Events LLC.*
2.3	Asset Purchase Agreement, dated April 19, 2022, by and between the STDC Holdings Incorporated and Ham and Cheese Evens LLC.*
2.4	Stock Purchase Agreement, dated January 18, 2023, by and between the Company and Paradise Adventures LLC.*
2.5	Membership Interest Purchase Agreement, dated March 24, 2023, by and among the Company, Steve Schlosser, Michael Hampton, and Stefan du Toit.*
2.6	First Amendment to Membership Interest Purchase Agreement, dated June 6, 2023, by and among the Company, Steve Schlosser, Michael Hampton, and Stefan du Toit.*
2.7	Second Amendment to Membership Interest Purchase Agreement, dated July 31, 2023, by and among the Company, Steve Schlosser, Michael Hampton, and Stefan du Toit.*
2.8	Third Amendment to Membership Interest Purchase Agreement, dated September 15, 2023, by and among the Company, Steve Schlosser, Michael Hampton, and Stefan du Toit.*
2.9	Fourth Amendment to Membership Interest Purchase Agreement, dated October 31, 2023, by and among the Company, Steve Schlosser, Michael Hampton, and Stefan du Toit*
3.1	Articles of Incorporation of the Company, dated April 1, 2022.*
3.2	Bylaws of the Company, dated April 28, 2022.*
4.1	Form of Underwriters’ Warrant.*
5.1	Opinion of Nelson Mullins Riley & Scarborough LLP.***
10.1	Form of Stock Subscription Agreement.*
10.2	2022 Omnibus Securities and Incentive Plan dated November 29, 2022.*
10.3	Employment Agreement, by and between the Company and Scott Stawski, dated April 1, 2022.*
10.4	Employment Agreement, by and between the Company and Hope Stawski, dated April 1, 2022.*
10.5	Employment Agreement, by and between the Company and Patrick Mullett, dated September 1, 2022.*
10.6	Director Offer Letter, by and between the Company and Robert Chapple, dated April 1, 2022.*
10.7	Director Offer Letter, by and between the Company and Bryan Mason, dated April 1, 2022.*
10.8	Director Offer Letter, by and between the Company and Michael Klaus, dated April 1, 2022.*
10.9	Director Offer Letter, by and between the Company and Anu Singh, dated September 19, 2022.*
10.10	Director Offer Letter, by and between the Company and Martha Gorum, dated September 19, 2022.*
10.11	Director Offer Letter, by and between the Company and Richard Phillips, dated September 19, 2022.*
10.12	Option Grant Letter, by and between the Company and Robert Chapple, dated April 1, 2022.*
10.13	Option Grant Letter, by and between the Company and Bryan Mason, dated April 1, 2022.*
10.14	Option Grant Letter, by and between the Company and Michael Klaus, dated April 1, 2022.*
10.15	Option Grant Letter, by and between the Company and Anu Singh, dated September 22, 2022.*
10.16	Option Grant Letter, by and between the Company and Martha Gorum, dated September 22, 2022.*
10.17	Option Grant Letter, by and between the Company and Richard Phillips, dated September 22, 2022.*

10.18	License Agreement, dated May 1, 2023, between Windy of Chicago Ltd and Navy Pier, Inc.*
10.19	Lease Agreement, dated July 17, 2020, by and between Ham and Cheese Events LLC d/b/a Seas the Day Charters USVI and IGY-AHY St. Thomas Holdings, LLC.*
10.20	Operating Lease Agreement, dated April 19, 2022, by and between STDC Holdings Incorporation and Ham and Cheese Events LLC.*
10.21	Watersports Lease Agreement, dated June 1, 2022, by and between Seas the Day Charters USVI and Pleasant Properties, LLC.*
10.22	Office Lease Agreement, dated November 1, 2021, by and between Paradise Yacht Management, LLC and IGY-AYH St. Thomas Holdings, LLC.*
10.23	Service agreement, dated November 29, 2019, by and between Paradise Adventures LLC and Bay Point Master Tenant, LLC.*
10.24	Secured Lump-Sum Promissory Note Agreement, dated April 1, 2022, by and between the Company and Ham and Cheese Events, LLC.*
10.25	Secured Lum-Sum Promissory Note Agreement, dated April 19, 2022, by and between the STDC Holdings Incorporated and Ham and Cheese Events, LLC.*
10.26	Supplier Agreement by and between the Company and Viator, Inc.*
10.27	Employment Agreement by and between the Company and Steve Schlosser, dated November 3, 2023*
10.28	Employment Agreement by and between the Company and Mark Hampton, dated November 3, 2023*
10.29	Employment Agreement by and between the Company and Donnie Cocker, dated January 18, 2023*
10.30	Personal Guarantee by and among Scott Stawski, Hope Stawski and Tall Ship Adventures of Chicago, Inc., dated January 12, 2022*
10.31	Promissory Note and Debt Assumption dated April 19, 2022 (for a loan dated June 7, 2019) by and between STDC Holdings Inc. and Ham and Cheese Events LLC.*
10.32	Promissory Note and Debt Assumption dated April 19, 2022 (for a loan dated November 15, 2021) by and between STDC Holdings Inc. and Ham and Cheese Events LLC.*
10.33	Promissory Note dated April 1, 2022 by and between the Company and Ham and Cheese Events LLC.*
10.34	Promissory Note dated April 19, 2022 by and between STDC Holdings Inc. and Ham and Cheese Events LLC.*
10.35	Promissory Note and Debt Assumption dated April 19, 2022 (for a loan dated April 7, 2022) by and between STDC Holdings Inc. and Ham and Cheese Events LLC.*
10.36	Promissory Note and Debt Assumption dated April 19, 2022 (for a loan dated April 11, 2022) by and between STDC Holdings Inc. and Ham and Cheese Events LLC.*
10.37	First Amended and Restated Secured Promissory Note dated April 15, 2022 by and between Windy of Chicago, Ltd. and Tall Ship Adventures of Chicago, Inc.*
10.38	Promissory Note and Debt Assumption dated April 19, 2022 (for a loan dated October 19, 2022) by and between STDC Holdings Inc. and Ham and Cheese Events LLC.*
10.39	Payment Protection Program Promissory dated May 14, 2020 by and between Ham & Cheese Events LLC and Wells Fargo SBA Lending.*
10.40	Amended Loan Authorization and Agreement dated May 20, 2020, October 7, 2021, and January 21, 2022 by and between Ham & Cheese Events LLC and U.S. Small Business Administration.*
10.41	First Preferred Ship Mortgage Agreement dated October 30, 2020 by and between Ham & Cheese Events, LLC and Banco Popular De Puerto Rico.*
10.42	Promissory Note dated October 31, 2021 by and between Scott Stawski on behalf of Seas the Day Charters USVI. and The Catamaran Company.*
10.43	Loan Authorization and Agreement dated January 7, 2022 by and between Windy of Chicago Ltd. and the U.S. Small Business Administration.*
10.44	Loan Agreement dated April 12, 2022 by and between Merchants Commercial Bank, Ham & Cheese Events, LLC, Scott Stawski and Hope Stawski.*

10.45	Promissory Note dated June 12, 2023, by and between STDC Holdings Inc. and Merchants Commercial Bank.*
10.46	Insurance Agreement dated May 25, 2022 by and between Windy of Chicago and RSC Insurance Brokerage Inc.*
10.47	Promissory Note dated October 31, 2021 by and between STDC Holdings Inc. and the Catamaran Company.*
10.48	Promissory Note dated October 1, 2022 by and between STDC Holdings Inc. and the USVI Marine.*
10.49	Receivables Sales Agreement dated December 15, 2022 by and between Windy of Chicago, Ham & Cheese Events LLC, and Itria Ventures LLC.*
10.50	Business Loan, Guaranty, and Security Agreement dated January 19, 2023 by and between the Company, its subsidiaries, et al.*
10.51	Business Loan, Guaranty, and Security Agreement dated April 11, 2023 by and between the Company, its subsidiaries, et al.*
10.52	Promissory Note dated January 18, 2023 by and between the Company and Donald C. Coker.*
10.53	Promissory Note dated June 16, 2023 by and between STDC Holdings Inc. and 1996 Lagoon LLC.*
10.54	Employment Agreement by and between the Company and Rob Chapple, dated June 16, 2023*
10.55	Bill of Sale by and between Tall Ship Adventures of Chicago Inc. and Windy of Chicago, dated April 18, 2022.*
10.56	Preferred Ship Mortgage by and between Tall Ship Adventures of Chicago Inc. and Windy of Chicago, dated April 15, 2022.*
10.57	Promissory Note by and between Tall Ship Adventures of Chicago Inc. and Windy of Chicago, dated April 15, 2022.*
10.58	Director Offer Letter, by and between the Company and Kevin Dritschler, dated May 30, 2023.*
10.59	Director Offer Letter, by and between the Company and Aaron Hughes, dated May 30, 2023.*
10.60	Director Offer Letter, by and between the Company and Marc Brooks, dated May 30, 2023.*
10.61	Vessel Purchase and Sale Agreement, dated January 12, 2022, by and between Windy of Chicago Ltd and Tall Ship Adventures of Chicago, Inc.*
10.62	Receivables Sales Agreement, dated May 17, 2023 by and between Windy of Chicago, Ham & Cheese Events LLC, and Itria Ventures LLC*
10.63	Agreement for the purchase and sale of future receipts, dated September 6, 2023 by and between Paradise Adventures LLC, and Advance Servicing Inc*
14.1	Code of Conduct*
14.2	Code of Ethics*
15.1	Letter re unaudited interim financial information of Assurance Dimensions for Amphitrite Digital Incorporated*
15.2	Letter re unaudited interim financial information of Assurance Dimensions for Paradise Group of Companies*
21.1	List of Subsidiaries*
23.1	Consent of Assurance Dimensions, an independent registered public accounting firm*
23.2	Consent of Nelson Mullins Riley & Scarborough LLP (included in exhibit 5.1)***
107	Calculation of Filing Fee Table*

*	Filed previously
***	Filed Herewith

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this Registration Statement on Form S-1 to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Dallas, state of Texas, on the dates indicated.

Amphitrite Digital Incorporation

By:	/s/ Scott A. Stawski
	Name:	Scott A. Stawski
	Title:	Executive Chairman

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Scott A. Stawski his/her true and lawful attorney-in-fact and agent with full power of substitution and re-substitution, for him/her and in his name, place and stead, in any and all capacities to sign any or all amendments (including, without limitation, post-effective amendments) to this Registration Statement, any related Registration Statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and any or all pre- or post-effective amendments thereto, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming that said attorney-in-fact and agent, or any substitute or substitutes for him, may lawfully do or cause to be done by virtue hereof. Pursuant to the requirements of the Securities Act of 1933, as amended, the following persons in the capacities and on the dates indicated have signed this Registration Statement below.

Signature	Title	Date

/s/ Scott A. Stawski	Executive Chairman	February 6, 2024
Scott A. Stawski	(Principal Financial and Accounting Officer)

/s/ Rob Chapple	Chief Executive Officer and Director	February 6, 2024
Rob Chapple	(Principal Executive Officer)

/s/ Patrick Mullett	Vice President of Operations, Secretary and Director	February 6, 2024
Patrick Mullett

/s/ Hope Stawski	President	February 6, 2024
Hope Stawski

/s/ Mike Klaus	Director	February 6, 2024
Mike Klaus

/s/ Bryan Mason	Director	February 6, 2024
Bryan Mason

/s/ Richard Phillips	Director	February 6, 2024
Richard Phillips

/s/ Martha Gorum	Director	February 6, 2024
Martha Gorum

/s/ Anu Singh	Director	February 6, 2024
Anu Singh

/s/ Marc Brooks	Director	February 6, 2024
Marc Brooks

/s/ Kevin Dritschler	Director	February 6, 2024
Kevin Dritschler

/s/ Aaron Hughes	Director	February 6, 2024
Aaron Hughes

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